Exhibit 10.2

RETIREMENT AND TRANSITION AGREEMENT AND RELEASE

This RETIREMENT AND TRANSITION AGREEMENT AND RELEASE (this “Agreement”) is dated December, 2014, and is effective on the date described in Section 11.
PARTIES
The parties to this Agreement are Tesco Corporation, a corporation organized under the laws of the Province of Alberta, Canada (the “Company”) and Julio Quintana (“Employee”). The Company and Employee are referred to collectively as the “Parties”.
PREAMBLE
WHEREAS, Employee is employed as Chief Executive Officer and President of the Company, pursuant to that certain Employment Agreement dated December 31, 2008 and as amended by the first Amendment dated March 15, 2009 and the Second Amendment dated December 31, 2010 (collectively the “Employment Agreement” attached hereto as Exhibit A);
WHEREAS, the Parties intend to terminate the Employment Agreement as of the Termination Date (as defined below) (except with respect to the Parties’ continuing obligations under (Sections 8, 9, 10 and 18 and the defined terms specified herein of the Employment Agreement) and enter into this Agreement;
WHEREAS, the Parties intend that this Agreement, the preserved provisions of the Employment Agreement and the “Exhibit B Release” (attached hereto as Exhibit B) shall operate as a complete and final settlement of all claims, differences and alleged causes of action existing between them as of the Effective Date (as defined in Section 11 below) and the Exhibit B Effective Date (as defined in the Exhibit B Release).
NOW, THEREFORE, in consideration of the mutual promises and obligations contained and exchanged in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Definitions.
1.1    “Code” shall mean the Internal Revenue Code of 1986, as amended, and the notices, rules and regulations thereunder.
1.2    “Retirement Date” shall mean January 1, 2015.
1.3    “Termination Date” means December 19, 2014.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

2.
Resignation, Termination of the Employment Agreement and Transition Period. As of the Termination Date, Employee hereby voluntarily resigns as the Company’s Chief Executive Officer (“CEO”) and President and from all other officer, director and management positions with the Company and its Affiliates. The Parties agree that the Employment Agreement is hereby terminated and of no further force and effect as of the Termination Date, except (a) with respect to Sections 8, 9, 10 and 18 of the Employment Agreement and the defined terms from the Employment Agreement specified herein, all of which survive the termination of the Employment Agreement or (b) in the event of a Change of Control as described in Section 6 hereof prior to the Retirement Date. After the Termination Date, Employee will continue in employment of the Company for the period after the Termination Date through the Retirement Date (the “Transition Period”). During the Transition Period, Employee will continue employment with the Company on a full-time basis and will perform such services as assigned to him from time to time by the Board and as determined by the Board in its sole discretion. In the ordinary course of business, on January 2, 2015, the Company shall grant the Employee non-employee director awards of restricted stock units in the same number and on the terms and conditions as provided to the non-employee directors awards authorized for the non-employee directors in the Board’s meeting in December, 2014 if Employee continues to serve on the Board as a non-employee director immediately after the Retirement Date through the date of the grant of the award; provided, further that if Employee ceases to be non-employee director any time prior to the Company’s annual stockholder meeting in the calendar year 2015 or fails to execute and return the Exhibit B Release that has become irrevocable all such awards shall be forfeited, and Employee shall have no rights with respect thereto. Notwithstanding the foregoing, Employee shall have no legally binding right to any such non-employee annual director awards until such awards are actually granted. If Employee continues services as a non-employee director on or after the Company’s stockholder’s meeting in 2015, the non-employee director restricted stock units shall be subject to the same vesting conditions as applicable to other non-employee directors generally and as specified in the award.

3.Pay Through Retirement Date; Reimbursement of Expenses. The Company agrees that it shall pay Employee his Base Salary as in effect on the Termination Date through the Retirement Date in accordance with the Company’s normal payroll practices, and Employee will continue to participate in all employee benefit plans and policies available to Company U.S. employees generally, including vacation. However, Employee will not be eligible for any equity or cash compensation under the Company’s Long-Term Incentive Plan or Short-Term Incentive Plan (as each is defined in the Employment Agreement) or any other equity or bonus program of the Company and its Affiliates that is not otherwise specified herein, except that notwithstanding that Employee has resigned his position as CEO and President of the Company and other officer positions, (a) Employee will be paid his full 2014 STIP payment in 2015 in accordance with the Company’s STIP program as owed to him under the 2014 STIP program if he remains employed with the Company through December 31, 2014, and (b) Employee will be vested in any outstanding performance stock units granted to Employee under the LTIP that are otherwise due to vest effective December 31, 2014, in accordance with their terms and the terms of the Company’s LTIP if Employee remains employed with the Company pursuant to this Agreement through December 31, 2014.

4.Exhibit B Release.

4.1    Release by Employee. For and in consideration of this Agreement and the Separation Benefits described in Section 5 hereof, which Employee acknowledges is good and valuable consideration, Employee hereby enters into this release in this Section 4, and after the Retirement Date Employee will enter into the Exhibit B Release that will become irrevocable according to its terms. Employee on behalf of Employee, his heirs, dependents, successors and assigns, Employee hereby irrevocably and unconditionally, fully and forever RELEASES, WAIVES, AND DISCHARGES the Company and its Affiliates and all of their predecessors, successors and assigns and all of their current and former parents, subsidiaries, divisions, partnerships or other affiliated companies, and the present and former officers, directors, employees, stockholders, partners, members, agents, insurers, employee benefit plans or programs and their fiduciaries of any of the foregoing, whether in their individual or official capacities and all of the successors and assigns of the foregoing (collectively “Company Group”) from and against any and all claims, rights, including without limitation all defenses, demands, judgments, actions, causes of action, costs, fees, penalties, taxes, expenses and all liability whatsoever, whether known or unknown, fixed or contingent, which Employee has, had, or may have against the Company Group, or any of them, relating to or arising out of his employment or separation from employment with the Company Group, and any other events or transactions involving the Company Group, up to and including the date of the Effective Date of this Agreement. This Agreement includes, but is not limited to (i) any statutory claims under the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1870, 1964 and 1991, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Employee Retirement Income Security Act, the Sarbanes Oxley Act, Texas Payday Law, Texas Labor Code or arising from any federal, state, or local statute, ordinance or regulation; (ii) any common law, tort or contract claims; (iii) any claims for compensation, payments, bonuses, reimbursements of expenses, issuance of options, restricted stock, stock or other securities of the Company Group (or any exercise, issuance or sale of such securities), severance, or benefits, other than as described herein, (iv) any claims, matters, or actions related in any way to Employee’s employment and separation with the Company Group; and (v) any claims for fees, costs, and disbursements of any kind, including attorneys' fees.

4.2    Employee further represents that Employee has read and understands this release provision and that rights and claims under the Age Discrimination in Employment Act of 1967 and Older Workers Benefit Protection Act are among the rights and claims against the Company Group that Employee is releasing. The Parties further acknowledge and agree that Employee is not releasing any of the following: (i) any rights or claims arising after the Effective Date; (ii) any rights or claims arising from or related to any obligations that are stated or affirmed in this Agreement; (iii) continuation of group health benefits under the group health plan currently maintained by the Company Group as mandated by federal or state law or vested benefits under a Company tax-qualified Code Section 401(a) pension plan; and (iv) any rights or claims that may not be released as a matter of law.

4.3    Employee acknowledges the following:
(a)Employee has had 21 days to consider this Agreement, although he may sign this Agreement sooner if desired and has 7 days to revoke this Agreement after signing it as provided in Section 11 hereof;
(b)the Company has advised Employee in writing to consult with independent legal counsel and tax advisors respecting this Agreement;
(c)Employee has had an opportunity to consult with independent legal counsel and tax advisors with respect to the terms, meaning and effect of this Agreement; and
(d)Employee understands that the Company regards the above representations as material and that the Company is relying on these representations in entering into this Agreement.

5.Separation Benefits. As consideration for Employee’s execution and performance of his obligations under this Agreement (including the release set forth in Section 4 and as consideration for Employee’s execution of the Exhibit B Release after the Retirement Date in the time period described in Exhibit B Release and upon the Exhibit B Release becoming irrevocable on the Exhibit B Release Effective Date as defined therein), which Employee acknowledges is good and valuable consideration, the Company shall provide Employee with the following “Separation Benefits”:
a.    The Company will pay a cash lump sum severance payment equal to $1,728,000 to be paid on July 2, 2015.
b.    All unvested Company stock options granted prior to December 31, 2013 shall be 100% vested, and the Employee will have two (2) years from the Retirement Date to exercise his unexercised, unexpired Company stock options outstanding on the Retirement Date provided, however, that the exercise period for any such option shall not exceed its original term in accordance with Code Section 409A.
c.    The Company shall pay a transition bonus in a cash lump sum in an amount equal to $576,000 for the successful transition of the Employee’s successor to CEO and President of the Company effective December 19, 2014. Such transition bonus will be paid on July 2, 2015.
d.    Except as specifically provided herein with respect to stock options or in Section 3(b) hereof; all other unvested equity awards, including, but not limited to, restricted stock units and performance units shall be cancelled and Employee shall have no other rights with respect thereto.

Employee agrees that the Separation Benefits, the non-employee directors awards in Section 2 and Section 3(a) and (b) are in addition to anything of value to which Employee already is entitled from the Company and its Affiliates and acknowledges the sufficiency of the consideration for the release set forth in this Section 4 (including the Board exercising its discretion to award the transition bonus described in Section 5(c)) and the Exhibit B Release.

6.Change of Control. In the event of a Change of Control while Employee is employed with the Company on or prior to the Retirement Date, the provisions in Section 5 shall be void, and in lieu thereof, the Company shall provide Employee with the pay and benefits as specified in Section 7(e)(i) of the Employment Agreement subject to the requirements of Section 7(f)-(h) and the other surviving sections of the Employment Agreement.

7.Other Benefits. Upon termination from the Company on the Retirement Date, Employee shall be entitled to all vested benefits under the Company’s Code Section 401(a) tax-qualified pension plans, may elect continuation of group health coverage in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and may convert his current employee-owned life insurance to an individual policy if permitted under the terms of the applicable life insurance plan. All premiums for COBRA continuation coverage and premiums and costs for life insurance conversion shall be paid by the Employee.
The Company will forward to Employee his Company-received e-mails for a period of 6 months after the Retirement Date, and the Company will provide reasonable administrative and IT support to Employee for a period of 90 days after the Retirement Date.
Except as provided herein, the Employee shall have no other rights to any payments or benefits from the Company, or any of its Affiliates or any employee benefit plan, policy or program of the Company or any Affiliate including, without limitation, any severance pay.
8.No Other Claims; No Unlawful Conduct. Employee represents that Employee has not filed, lodged or authorized the filing of any complaints, charges or lawsuits against the Company and/or its Affiliates with any federal, state or local court, governmental agency, or administrative agency. Nothing in this Agreement prevents Employee from filing a claim with the Equal Employment Opportunity Commission (“EEOC”) or the Texas Commission on Human Rights (“TCHR”) or participating in any investigation or proceeding conducted by the EEOC or TCHR; provided, however, Employee understands and agrees that he is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such proceeding or subsequent legal action. Employee also represents that Employee has not engaged in, and is not aware of, any unlawful conduct in relation to the business of the Company and/or its Affiliates.
9.Consultation With Counsel. The Company hereby advises Employee to consult with independent legal counsel and tax advisors prior to executing this Agreement, and Employee acknowledges being given that advice.
10.No Defamatory Statements. Employee agrees that he will refrain from making any representation, statement, comment or any other form of communication (hereinafter collectively referred to as “representation”), whether written or oral, to any person or entity, including but not limited to the principals, officers, directors, employees, advisors, agents, customers, suppliers and competitors of the Company and/or its Affiliates, or any government officials, which representation has the effect or tendency to disparage, denigrate, or otherwise reflect negatively on the Company and/or its Affiliates and/or their business, officers, directors, stockholders, employees, agents, advisors or investors. Nothing in this Section 10 shall limit the ability of the Employee to provide truthful testimony as required by law or any judicial or administrative process.

11.Time to Consider, Revocation of Agreement and Effective Date. Employee has 21 days to consider and sign this Agreement. If not signed by that date, this Agreement is void and shall be of no effect. Employee, at Employee’s sole discretion, may revoke this Agreement on or before the expiration of seven calendar days after signing it. Employee’s revocation must be in writing to the attention Mr. Michael Sutherlin, Chairman of the Board, delivered by email at mike@msutherlin.com on or before the seventh calendar day after signing this Agreement in order for the revocation to be effective. Employee understands that this Agreement shall not be effective until the expiration of the seventh day after Employee signs it. If Employee elects to revoke this Agreement, all of the provisions of this Agreement shall be void and unenforceable. If Employee does not so elect to revoke this Agreement, this Agreement shall become effective at the expiration of the revocation period (i.e., on the eighth day after Employee signs this Agreement) (the “Effective Date”).
12.Miscellaneous.
12.1    The Parties acknowledge that this Agreement is the result of a compromise and shall not be construed as, or said by any of them to be, an admission by the other of any liability, wrongdoing, or responsibility.
12.2    This Agreement constitutes the entire agreement among the Parties, except to the extent that it expressly references provisions of the Employment Agreement that survive the termination thereof. This Agreement may be executed in identical counterparts, each of which shall constitute an original and both of which shall constitute one and the same agreement. Except as expressly provided herein, this Agreement supersedes the Employment Agreement and any severance or separation benefit plan or program and any bonus program or any such agreement at the Company and/or its Affiliates or between Company or any of its Affiliates and Employee.
12.3    In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, including, without limitation, the continued provisions of the Employment Agreement, Employee hereby consents and agrees that the Company and/or its Affiliates shall be entitled to cease making the Separation Benefits and seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
12.4    The Parties warrant that no representations have been made other than those contained in the written provisions of this Agreement and continuing provisions of the Employment Agreement as provided herein, and that they do not rely on any representations not stated in this Agreement or its attachments.
12.5    The Parties confirm they have had the opportunity to have this Agreement explained to them by independent legal counsel and tax advisors of their choice, and that they execute this Agreement freely, knowingly and voluntarily. Employee is relying on his own judgment and on the advice of his independent legal counsel and tax advisors, and not upon any recommendation of the Company or any of its Affiliates or any of their respective directors, officers, employees, agents, independent counsel or other representatives. By voluntarily executing this Agreement, the Parties confirm their competence to understand and do hereby accept the terms of this Agreement as resolving fully all differences, disputes and claims that may exist within the scope of this Agreement.

12.6    This Agreement may not be modified or amended except by a writing signed by the Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions contained in it shall be valid unless it is in writing signed by the Party or Parties against whom the waiver is to be enforced. The waiver by any Party of a breach of any provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach by any Party. Except as expressly provided for herein, the failure of any Party to take any action by reason of any breach will not deprive such Party of the right to take action at any time while such breach occurs.
12.7    If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.
12.8    The Parties have cooperated in the preparation of this Agreement. Hence, this Agreement shall not be interpreted or construed against or in favor of any Party by virtue of the identity, interest, or affiliation of its preparer.
12.9    This Agreement is made and shall be enforced pursuant to the laws of the State of Texas, without regard to its law governing conflicts of law, and Section 18 of the Employment Agreement should apply to this Agreement subject to Sections 12.3, 12.10 and 12.11 herein.
12.10    EXCEPT AS PROVIDED IN SECTION 12.3, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF HOUSTON AND IN HARRIS COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
12.11    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.11.

12.12    All amounts payable under this Agreement including, without limitation, the Separation Benefits, shall be paid from the general assets of the Company and there shall be no separate trust established to pay any payments or all amounts payable and benefits under this Agreement and are subject to all federal, state and local taxes and tax withholding requirements.
12.13    This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Parties. No rights or obligations, benefits of or payments to Employee under this Agreement may be subject to claims of Employee’s creditors, or in any manner may be assigned or transferred by Employee other than his rights to compensation and benefits that are transferred by will or to his estate by operation of law.
12.14    Except as provided in Section 11 and Exhibit B, all notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when (a) delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third business day following deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the addresses as follows (provided that notice of change of address shall be deemed given only when received):
If to the Company:
Tesco Corporation
Chairman of the Board of Directors
3993 West Sam Houston Parkway North, Suite 100
Houston, Texas 77043-1211
With a copy to:
Tesco Corporation
General Counsel
3993 West Sam Houston Parkway North, Suite 100
Houston, Texas 77043-1211
If to Employee to:
Mr. Julio Quintana
5603 Cottonmist Court
Sugarland, Texas 77479

or to such other addresses as the Company or Employee, as the case may be, shall designate by notice to the other Party or Parties in the manner specified in this Section 12.14.

12.15    Titles and headings to Sections are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. The provisions of Exhibit A that are expressly preserved herein and the Exhibit B Release referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof.
12.16    This Agreement is intended to comply with the requirements of Section 409A of the Code and, to the extent that adverse tax consequences thereunder may be avoided, this Agreement (a) shall automatically be amended to the extent necessary to incorporate any provisions required to ensure such compliance (which the Parties hereby agree are hereby adopted, approved, consented to, ratified and incorporated herein by reference) and (b) shall be construed, interpreted and operated in a manner that will ensure such compliance. In accordance with the forgoing, a termination of employment shall mean a separation of service within the meaning of Section 409A of the Code. With respect to any reimbursement of expenses of Employee or in-kind benefits, as specified under this Agreement, which constitutes deferred compensation subject to Section 409A of the Code, such reimbursement of expenses or paid expenses shall be subject to the following conditions: (i) the expenses eligible for reimbursement or payable in one taxable year shall not affect the expenses eligible for reimbursement or payment in any other taxable year; (ii) the reimbursement or payment of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred or due; and (iii) the right to reimbursement or payment shall not be subject to liquidation or exchange for another benefit. Notwithstanding the foregoing, Employee hereby acknowledges that none of the Company and/or its Affiliates or any of their employees, officers, directors, advisors or representatives guarantees or is otherwise responsible for the tax consequences to Employee with respect to this Agreement and actions contemplated hereby.
12.17    Wherever appropriate to the intention of the Parties, the respective rights and obligations of said parties, including, but not limited to, the rights and obligations set forth in Sections 10 and 11 hereof and this Section 12, and Sections 8, 9, 10 and 18 of the Employment Agreement shall survive any termination or expiration of this Agreement.
12.18    This Agreement and Exhibit B may be executed by the Parties in counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts together shall constitute but one instrument. This Agreement and Exhibit B may be executed by portable document format or facsimile signature which signature shall be binding on the Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date indicated below.

EMPLOYEE	TESCO CORPORATION

Signed: /s/ Julio M. Quintana	By: /s/ Michael W. Sutherlin
Julio M. Quintana	Michael W. Sutherlin
Chairman of Board of Directors of the Company

Date: December 18, 2014	Date: December 19, 2014

Exhibit A
[Employment Agreement]
Please refer to Ex. 10.1 on Current Report on Form 8-K filed on September 5, 2008 and subsequently amended.

Exhibit B
Release

For and in consideration of the Separation Benefits described in Section 5 of the Retirement and Transition Agreement and Release (the “Agreement”), which Employee acknowledges is good and valuable consideration, Employee hereby enters into this release pursuant to the terms of the Agreement (this “Exhibit B Release”). Employee on behalf of Employee, his heirs, dependents, successors and assigns, Employee hereby irrevocably and unconditionally, fully and forever RELEASES, WAIVES, AND DISCHARGES the Company and its Affiliates and all of their predecessors, successors and assigns and all of their present and former parents, subsidiaries, divisions or other affiliated companies, partnerships, and the present and former officers, directors, employees, stockholders, partners, members, agents, insurers, employee benefit plans or programs and their fiduciaries of any of the foregoing, whether in their individual or official capacities and all of the successors and assigns of the foregoing (collectively “Company Group”) from and against any and all claims, rights, including without limitation all defenses, demands, judgments, actions, causes of action, costs, fees, penalties, taxes, expenses and all liability whatsoever, whether known or unknown, fixed or contingent, which Employee has, had, or may have against the Company Group, or any of them, relating to or arising out of his employment or separation from employment with the Company Group, and any other events or transactions involving the Company Group, up to and including the date of the Effective Date of this Agreement. This Agreement includes, but is not limited to (i) any statutory claims under the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1870, 1964 and 1991, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Employee Retirement Income Security Act, the Sarbanes Oxley Act, Texas Payday Law, Texas Labor Code or arising from any federal, state, or local statute, ordinance or regulation; (ii) any common law, tort or contract claims; (iii) any claims for compensation, payments, bonuses, reimbursements of expenses, issuance of options, restricted stock, stock or other securities of the Company Group (or any exercise, issuance or sale of such securities), severance, or benefits, other than as described herein, (iv) any claims, matters, or actions related in any way to Employee’s employment and separation with the Company Group; and (v) any claims for fees, costs, and disbursements of any kind, including attorneys' fees.

Employee further represents that Employee has read and understands this is a release and that rights and claims under the Age Discrimination in Employment Act of 1967 and Older Workers Benefit Protection Act are among the rights and claims against the Company Group that Employee is releasing. The Parties further acknowledge and agree that Employee is not releasing any of the following: (i) any rights or claims arising after this Exhibit B Release Effective Date (as described below); (ii) any rights or claims arising from or related to any obligations that are stated or affirmed in this Agreement; (iii) continuation of group health benefits under the group health plan currently maintained by the Company and/or its Affiliates as mandated by federal or state law or vested benefits under the Company’s Code Section 401(a) tax-qualified pension plans; and (iv) any rights or claims that may not be released as a matter of law.

Employee acknowledges the following:
(1)    Employee has had 21 days from the Retirement Date to consider this Exhibit B Release, although he may sign this Agreement sooner if desired and has 7 days to revoke this Exhibit B Release after signing it as provided below;
(2)    the Company has advised Employee in writing to consult with independent legal counsel and tax advisors respecting this Agreement;
(3)    Employee has had an opportunity to consult with independent legal counsel and tax advisors with respect to the terms, meaning and effect of this Exhibit B Release; and
(4)    Employee understands that the Company regards the above representations as material and that the Company is relying on these representations in entering into this Agreement.
Employee agrees that the Separation Benefits in Section 5 of the Agreement are in addition to anything of value to which Employee already is entitled from the Company and its Affiliates and acknowledges the sufficiency of the consideration for the release set forth in this Release.
Employee represents and covenants to Employer that he has full power and authority to enter into this Exhibit B Release and that the execution of this Exhibit B Release will not breach or constitute a default of any other agreement or contract to which he is a party or by which he is bound.
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement, or if applicable, the Employment Agreement.
This Exhibit B Release is subject to all terms and conditions of the Agreement and Sections 8, 9, 10 and 18 of the Employment Agreement.
Employee has 21 days to consider and sign this Exhibit B Release. If not signed by that date, the non-employee director awards under Section 2, the benefits payable under Section 5, and the last two paragraphs of Section 7 of the Agreement are void and shall be of no effect. Employee, at Employee’s sole discretion, may revoke this Exhibit B Release on or before the expiration of 7 calendar days after signing it. Employee’s revocation must be in writing to the attention Mr. Michael Sutherlin by email to mike@msutherlin.com on or before the seventh calendar day after signing this Exhibit B Release in order to be effective. Employee understands that this Exhibit B Release shall not be effective until the expiration of the seventh day after Employee signs it. If Employee elects to revoke this Exhibit B Release, all of the provisions of this Exhibit B Release shall be void and unenforceable. If Employee does not so elect to revoke this Exhibit B Release, the benefits and payments under Section 5 and 7 and the non-employee director awards subject to their terms will be paid or shall become effective, as applicable, at the expiration of the revocation period (i.e., on the eighth day after Employee signs this Exhibit B Release) (the Exhibit B Release “Effective Date” and at the times provided in the Agreement).

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Exhibit B Release as of the date indicated below

EMPLOYEE	TESCO CORPORATION

Signed:	By:
Julio M. Quintana	Michael W. Sutherlin
Chairman of Board of Directors of the Company

Date:	Date: